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                                                                  EXHIBIT 10.12




                                    EMPLOYMENT AGREEMENT

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         This Employment Agreement (the "Agreement"), is made as of October 1,
1996, by and between FPA Medical Management, Inc., a Delaware corporation (the "Company"), and Sol Lizerbram ("Employee").

         1.      EMPLOYMENT DUTIES.

                 (a) Capacity. The Company shall employ Employee, and Employee shall serve as Chairman of the Company, on the terms and subject to the conditions set forth in the Agreement.

                 (b) Scope and Duties. Employee shall perform such executive and managerial duties as normally associated with the position of chairman and shall report solely to the Board of Directors of the Company (the "Board").
The duties of Employee shall be performed primarily in San Diego, California, except for such travel in the ordinary course of the business of the Company as may from time to time be reasonably required. Employee's principal place of business shall be at the offices of the Company in San Diego, California.

                 (c) Permitted Activities. Employee shall devote substantially all of his business time to his obligations to the Company pursuant to the Agreement, and shall not, without the approval of the Board, render services of a business nature to any other person or entity, if such activities would materially interfere with the performance of Employee's duties under the Agreement; provided, however, that none of the following activities (collectively, "Permitted Activities") shall be deemed to be in violation of the Agreement: (i) owning or managing real or personal property owned by the Employee or his family members; (ii) owning any business which does not compete, directly or indirectly, with the Company, so long as such interests are held only for investment purposes; (iii) owning up to five percent (5%) of any class of any corporation's outstanding securities which are listed on any national securities exchange, registered under Section 12(g) of the
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Securities Exchange Act of 1934, as amended, or otherwise regularly traded in the over-the-counter market; (iv) holding directorships or similar positions in any organization which is not competing with the Company and which is approved by the Board, which approval shall not be unreasonably withheld but which shall not be required with respect to charitable activities and community affairs referred to in (v) below; and (v) engaging in charitable activities and community affairs.

         2.      TERM OF EMPLOYMENT.

                 (a) The term of Employee's employment under the Agreement will commence on the date of the Agreement and continue for a period of five
(5) years thereafter, unless terminated sooner pursuant to Section 4 hereof or extended pursuant to the immediately succeeding sentence. On September 30, 2000, and on each subsequent anniversary thereof, the term of Employee's employment shall be extended for a period of one (1) year unless, no later than six (6) months prior to such September 30 or, if applicable, any extended term, either party shall have given written notice to the other that it does not wish to extend the term of the Agreement.

                 (b) Notwithstanding the preceding paragraph, the term of employment shall not be extended beyond the seventh anniversary of the date of the Agreement without the prior written consent of both parties hereto. However, if the Employer does not offer to extend the term of employment beyond the seventh anniversary of the date of the Agreement, beginning on such seventh anniversary, the Company shall pay and otherwise make available to Employee (or his estate) all compensation and benefits (including the Severance Benefits defined hereinafter) referred to in Section 4(a)(ii), or, if the seventh anniversary occurs within the period described in Section 4(a)(iii) hereof, the Severance Package (defined hereinafter) referred to in Section 4(a)(iii) and, if applicable, the Gross-Up Payment referred to in Section 4(a)(iii)(E).





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         3.      COMPENSATION AND OTHER BENEFITS.

                 (a) Base Salary. As compensation for his employment under the Agreement, the Company shall pay to Employee a base salary at the rate of Four Hundred Forty-Five Thousand Dollars ($445,000) per year. Employee's base salary shall be paid in equal, bimonthly installments. Employee's base salary shall be increased from time to time by the Company but, once increased, shall not thereafter be decreased.

                 (b)  Performance Bonuses.   Employee shall be entitled to an
annual bonus of up to one hundred fifty percent (150%) of base salary based on the increase in the Company's earnings per share (excluding non-recurring charges) ("EPS") on a year-to-year basis. For each one percent (1%) increase in EPS, Employee shall be entitled to a bonus of fifteen percent (15%) of base salary up to a maximum bonus of one hundred fifty percent (150%) of base salary. Bonuses shall be paid within thirty (30) days from the completion of the Company's audited financial statements for the applicable fiscal year.

                 (c) Other Benefits. During the term of Employee's employment under the Agreement or in accordance with the terms of Sections 3(d) or 4 of the Agreement:

                          (i)  Other Bonus.  Notwithstanding Section 3(b) of
the Agreement, lump sum cash bonuses payable to Employee or stock option grants may from time-to-time be authorized by the Compensation Committee of the Board, at its sole discretion.

                          (ii)  Benefit Plans, Medical Expense  Reimbursement
and Other Perquisites.

                                  (A) Employee (and his dependents, where
applicable) shall be entitled to participate and shall be included in any employee benefit plans, programs, policies and arrangements of the Company, in-





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cluding, but not limited to, any group health and life insurance, 401(k), profit sharing, SEPP, stock option or other plans now existing or hereafter established which are generally made available to senior management-level employees of the Company, but the execution of the Agreement shall not prevent the Company from amending, modifying or terminating any such employee benefit plan, program, policy or arrangement provided the benefits provided to Employee as of the date hereof considered as a whole shall not be reduced by such amendment, modification or termination. Employee shall also be provided with all perquisites now existing or hereafter made available to senior management-level employees of the Company.

                                  (B) The Company shall pay on behalf of the
Employee or reimburse Employee for any and all medical or dental expenses incurred by Employee or his dependents that are not covered by the insurance plans of the Company.

                          (iii)  Disability Plan.  The Company shall maintain
in effect for Employee a long-term disability, "own-occupation" portable insurance policy with annual disability benefits of not less than sixty percent (60%) of Base Salary in effect at the time of the disability commencing not more than six (6) months after the date of Employee's disability determined in accordance with Section 3(d) of the Agreement. To the extent insurance cannot be purchased in such amount, the Company shall self insure the difference. The execution of the Agreement shall not prevent the Company from amending, modifying or terminating any disability plan provided that the benefits provided to Employee under this Section 3(c)(iii) as of the date hereof considered as a whole shall not be reduced by such amendment, modification or termination. Employee shall pay the premiums associated with such policies. Such premiums shall be reimbursed by Company to Employee as additional taxable compensation. The amount of the Company's premium reimbursement shall be grossed up for state and federal income and employment





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taxes so that the net taxable effect to Employee is zero with respect to the premiums and tax gross-up thereon.

                          (iv)  Life Insurance.

                                  (A)  The Company shall maintain during the
term of Employee's employment hereunder one or more life insurance policies insuring the life of Employee in the aggregate principal amount of Two Million Dollars ($2,000,000), with the beneficiary or beneficiaries of such policy or policies being those persons who are so designated from time to time by Employee.

                                  (B)  Employee understands that the Company
may determine to purchase a key-man life insurance policy on the life of Employee. Employee agrees to fully cooperate with the Company, submitting to reasonable physical examinations if required to do so by the insurance carrier or another entity. Employee acknowledges that (x) the Company shall be responsible for any premiums due on any key-man life insurance policy, (y) all incidents of ownership in any key-man life insurance policy on the life of Employee are held by the Company, and (z) the Company is the sole beneficiary of any such policy or shall appoint, in its sole discretion, a beneficiary. The inability of the Company to secure any such policy shall not affect the obligations of the Company hereunder.

                          (v)  Professional Fees and Clubs.  The Company shall
provide Employee with a maximum of Fifteen Thousand Dollars ($15,000) each year during the term of the Agreement for personal financial, tax and legal counseling or fitness club, social club, or similar benefits.

                          (vi)  Vacation.  Employee will be entitled to accrue
vacation at the rate of five (5) weeks per calendar year. During periods of vacation, Employee's compensation shall be paid in full, and any vacation day





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unused as of the end of any calendar year shall be accumulated and carried forward, and may be used in any future years, provided that no more than ten
(10) weeks vacation may be taken by Employee in any calendar year.

                 (d) Salary and Benefit Continuation. The Company shall continue to pay to Employee all compensation and all benefits set forth in Sections 3(a), 3(c)(i), (ii), (iv), (v) and (vi), from the date Employee is declared permanently and totally disabled and unable to perform the duties required under the Agreement, until the date on which Employee commences to receive benefits under the long-term disability plan provided pursuant to
Section 3(c)(iii).

                          Following commencement of the payment of benefits
under Section 3(c)(iii), the Company will pay to Employee fifty percent (50%) of Employee's annual base salary as set forth in Section 3(a) for an additional thirty-six (36) consecutive months, regardless of the then-remaining term of Employee's employment under the Agreement. Furthermore, in the event of such disability:

                          (i)  the benefits described in Sections 3(c)(ii) and
3(c)(iv) will continue as if Employee had continued to render services pursuant to the Agreement and shall remain in effect for a minimum of thirty-six (36) calendar months after the date of any such disability;

                          (ii)  the benefits described in Section 3(c)(v) will
continue to the extent that any portion of the allowance for professional fees and clubs set forth in such Section 3(c)(v) remains unused for the calendar year in which such disability occurs and the Company shall not be entitled to reimbursement of any such allowance paid prior to the disability.

                 To the extent the Company may not continue the benefits described in this Section 3(d) after termination of employment for legal or insurance underwriting





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reasons, the Company shall provide comparable benefits through the purchase of individual coverage or from its general assets. To the extent benefits after termination of employment are limited or reduced under a retirement plan qualified under Section 401 of the Internal Revenue Code, such benefits shall be informally funded into a grantor trust established by the Company with distribution and investment options comparable to those available under a Company's qualified retirement plan.

                 For purposes of this Section 3(d), the determination of whether or not Employee is declared permanently and totally disabled shall be made by Employee's physician, by written notice to the Board. If the Board disagrees with the determination by Employee's physician, the Board will appoint, at the Company's expense, another physician to make such determination. If the physician so appointed by the Board disagrees with the determination made by Employee's physician, then the two physicians shall appoint a mutually acceptable third physician, at the Company's expense, to make the final determination of whether Employee is permanently and totally disabled, which determination will be binding on all parties hereto.

         4.      TERMINATION PROVISIONS.

                 (a) Termination by Company and by Employee Under Certain Circumstances.

                          (i)  Employee's employment under the Agreement may be
terminated by the Company for Cause (as hereinafter defined) following thirty
(30) days' written notice from the Company to Employee. For purposes of the Agreement, "Cause" means (A) Employee's conviction for the commission of a felony other than a traffic violation; (B) any willful or grossly negligent act by Employee having the effect of materially injuring the reputation or business of the Company; or (C) the willful and continued failure by Employee to substantially perform his duties hereunder (other than by reason of inca-





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pacity due to physical or mental illness) after a written demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties and which failure is not cured within twenty (20) days after notice of such failure has been given to Employee. For purposes of clauses (B) and (C) above, (x) no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes by clear and convincing evidence that Cause exists.

                          (ii)  If Employee's employment under the Agreement is
terminated by the Company for other than Cause, or by the Employee pursuant to
Section 4(b)(i) of the Agreement, then unless Section 4(a)(iii) hereof shall apply:

                                  (A)  the Company will pay to Employee (or his
estate) the sum of (1) Employee's monthly base salary at the base salary rate in effect immediately prior to the date of termination (without regard to any decrease in such base salary giving rise to Employee's voluntary termination pursuant to Section 4(b)(i) hereof) plus (2) one-twelfth (1/12) of the performance and any other bonuses paid or payable to Employee in respect of the Company's fiscal year immediately preceding the date of termination. For purposes of clause (2) of the preceding sentence, to the extent Employee's bonus for such preceding year was payable in the form of a grant of options to acquire Company stock ("Options"), such bonus shall be deemed to be equal to one hundred twenty percent (120%) of the cash amount that would otherwise have been payable to the Employee as a cash bonus but for the payment of such bonus in the form of a grant of Options.





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The amounts determined hereunder shall be payable on a monthly basis for a period of thirty-six (36) months following the date of termination;

                                  (B)  the Company shall continue to pay for
and provide Employee with benefits set forth in Section 3(c) (other than Sections 3(c)(i) and 3(c)(vi)) during the period that Employee is receiving the amounts described in clause (A) above, provided that, the Company shall prepay all remaining premiums on a paid-up basis under any insurance policy in effect between the Employee and the Company insuring the life of the Employee and shall transfer to the Employee any and all rights and incidents of ownership in such arrangements or at the Company's election, the Company shall purchase an individual whole life policy for an equivalent face value, pay the projected premium costs in advance and transfer such policy to Employee, and, further provided that, all Employee stock options shall be immediately and fully vested and exercisable and all Employee stock awards shall be immediately and fully vested. To the extent the Company may not continue the benefits described herein after termination of employment for legal or insurance underwriting reasons, the Company shall provide comparable benefits through the purchase of individual coverage or from its general assets. To the extent benefits after termination of employment are limited or reduced under a retirement plan qualified under Section 401 of the Internal Revenue Code, such benefits shall be informally funded into a grantor trust established by the Company with distribution and investment options comparable to those available under the Company's qualified retirement plan; and

                                  (C)  the Company shall pay to the Employee,
in a lump sum, a payment in settlement of all accrued but unused vacation days as of the date of termination, plus a pro rata performance bonus for the year in which occurs the date of termination, such bonus to be determined by multiplying (1) the performance bonus that would have been payable under
Section 3(b) hereof in





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respect of such year, assuming the Company's EPS for the portion of the year through the end of the month preceding the month in which occurs the date of termination were multiplied by the quotient obtained by dividing (i) the number twelve (12) by (ii) the number of completed months in such year prior to the date of termination (the "Elapsed Months"), by (2) a fraction the numerator of which is the number of Elapsed Months and the denominator of which is twelve
(12).

                                  The amounts referred to in Sections
4(a)(ii)(A), (B) and (C) above shall collectively be referred to as the "Severance Benefits."

                          (iii)  If, within twenty-four (24) months after, or
six (6) months before, a Change of Control, as that event is described below in
Section 4(a)(iii)(F): (1) the Employee's employment under the Agreement is terminated by the Company for other than Cause; (2) the Company breaches the Agreement; (3) pursuant to Section 2 hereof, the Company elects not to extend the term of Employee's employment under the Agreement and the Employee terminates his employment pursuant to Section 4(b)(ii); or (4) the Employee terminates his employment pursuant to Section 4(b)(i):

                                  (A)  on the effective date of Employee's
termination, the Company will pay to Employee in a lump sum the aggregate amounts determined under Section 4(a)(ii)(A) (for the entire thirty-six (36) month period referred to therein) and Section 4(a)(ii)(C), except that for purposes of this Section 4(a)(iii)(A), the bonus amount determined under clause
(2) of Section 4(a)(ii)(A) (taking into account the sentence immediately succeeding said clause) shall be equal to one-twelfth (1/12) of the performance and any other bonuses paid or payable to Employee in respect of the year immediately preceding the date of termination or the year immediately preceding the Change of Control, whichever bonus is greater;





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                                  (B)  for a thirty-six (36) month period after
the date of termination, the Company shall continue to pay for and provide Employee with benefits set forth in Sections 3(c)(i) through 3(c)(iii), inclusive, and 3(c)(v), including, but not limited to, the continuation in kind (including, in the case of any corporate assets such as office space and services, secretarial, computer and administrative support, transportation and security made available for use by the Employee, continued use of such asset at such times and in such manner as does not unreasonably interfere with the continued use of such asset by the Company for corporate purposes) of all perquisites provided to Employee immediately prior to the Change of Control, or payment in lieu of such benefits (other than the aforementioned perquisites) in an amount equal to the cost to Employee of replacing the benefits. In addition, all Employee stock options shall be immediately and fully vested and exercisable and all Employee stock awards shall be immediately and fully vested. To the extent the Company may not continue the benefits described herein after termination of employment for legal or insurance underwriting reasons, the Company shall provide comparable benefits through the purchase of individual coverage or from its general assets. To the extent benefits after termination of employment are limited or reduced under a retirement plan qualified under Section 401 of the Internal Revenue Code, such benefits shall be informally funded into a grantor trust established by the Company with distribution and investment options comparable to those available under the Company's qualified retirement plan;

                                  (C)  the Company shall prepay all remaining
premiums on a paid-up basis under any insurance policy in effect between the Employee and the Company insuring the life of the Employee and shall transfer to the Employee any and all rights and incidents of ownership in such arrangements or at the Company's election, the Company shall purchase an individual whole life policy for an equivalent face value, pay the





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projected premium costs in advance and transfer such policy to Employee; and

                                  (D)  the Company shall provide to Employee
(and, to the extent applicable, his dependents), the benefits to which the Employee is entitled as of the date of termination (or would have been so entitled





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assuming he were eligible for such benefits as of the date of termination)
under the Company's post-retirement medical plan as in effect immediately prior to the date of termination or, if more favorable to the Employee, as in effect immediately prior to the Change of Control, such benefits to be provided commencing on the later of the date on which such coverage would have first become available and continuing for the remainder of Employee's life.

                 The amounts and benefits referred to in Sections 4(a)(iii)(A) through 4(a)(iii)(D), inclusive, shall collectively be referred to as the "Severance Package."

                                  (E)  (1)  Whether or not the Employee becomes
entitled to the Severance Package, if any of the payments or benefits (including timing and supplemental items such as acceleration of vesting) received or to be received by the Employee in connection with a Change of Control or the Employee's termination of employment (whether pursuant to the terms of the Agreement or any other plan, arrangement or agreement with the Company, any Person (as hereinafter defined) whose actions result in a Change of Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payments (as hereinafter defined), being hereinafter referred to as the "Total Payments") will be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                                  (2)      For purposes of determining whether
any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of





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the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Employee and selected by the accounting firm which was, immediately prior to the Change of Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "Base Amount" (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of termination (or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                          (3)     In the event that the Excise Tax is finally
determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Employee shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the





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portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Employee, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Employee's taxable income and wages for purposes of federal, state and local income and employment taxes), plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Employee with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                                  (F)  A "Change of Control" shall be deemed to
have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                  (1) any Person (as hereinafter defined) is or
becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below;





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                                  (2) the following individuals cease for any
reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

                                  (3) there is consummated a merger or
consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                                  (4) the stockholders of the Company approve a
plan of complete liquidation or dissolution of





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the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                 Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                 For purposes hereof, (1) the term "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (2) the term "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                      Page -18-
--------------------------------------------------------------------------------


                 (b)  Termination by Employee.

                          (i)  Employee's employment under the Agreement may be
terminated by Employee following thirty (30) days written notice to the Company for Good Reason (as hereinafter defined). If Employee's employment under the Agreement is terminated by Employee pursuant to this Section 4(b)(i), the Company shall pay and otherwise make available to Employee (or his estate) all compensation and benefits (including the Severance Benefits) referred to in
Section 4(a)(ii), or if the breach or event (including a Change of Control) giving rise to such termination occurs within the period described in Section 4(a)(iii) hereof, the Severance Package referred to in Section 4(a)(iii) and, if applicable, the Gross-Up Payment referred to in Section 4(a)(iii)(E). In the event of any dispute regarding the application of this Section 4(b)(i), the position taken by Employee shall be presumed to be correct unless the Company establishes by clear and convincing evidence that such position is not correct.

                 For purposes of the Agreement, Good Reason shall constitute
(1) any breach by the Company of its material obligations under the Agreement (including, but not limited to, any breach of Section 1 or Section 3 hereof), which breach is not cured by the Company within thirty (30) days following the Company's receipt of written notice from Employee specifying in detail the precise nature of the Company's breach; (2) any action by the Company resulting in the diminution in Employee's title or the material diminution of Employee's authority, duties or responsibilities (including, but not limited to, a substantial diminution in corporate operating assets or employee after a sale of corporate assets); (3) notification by the Company that Employee's principal place of employment will be relocated under the Agreement; (4) nonpayment of amounts due under the Agreement; or (5) a Change of Control.

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -19-
--------------------------------------------------------------------------------


                 With respect to a particular set of circumstances giving rise to Good Reason other than 4(b)(i)(5), Employee shall waive his right to terminate hereunder for Good Reason if he does not give written notice within 120 days of the time he first becomes aware of such circumstances.

                          (ii)  If the Company, pursuant to Section 2 hereof,
elects not to extend the term of Employee's employment under the Agreement, Employee's employment under the Agreement may be terminated by Employee following thirty (30) days written notice to the Company. In such event, the Company shall pay or provide to Employee, for the remainder of the term of Employee's employment under Section 2 (determined after giving effect to such election by the Company), the amounts referred to in Section 4(a)(ii)(A) hereof and the benefits referred to in Section 4(a)(ii)(B) hereof, and shall pay to Employee the amounts referred to in Section 4(a)(ii)(C) hereof; provided, however, that if such election is made by the Company during the period described in Section 4(a)(iii) hereof and Employee elects to terminate his employment pursuant to the first sentence of this Section 4(b)(ii), in lieu of the payments and benefits set forth herein, Employee shall be entitled to receive the Severance Package referred to in Section 4(a)(iii) and, if applicable, the Gross-Up Payment referred to in Section 4(a)(iii)(E).

                          (iii)  Employee may voluntarily terminate his
employment under the Agreement (other than pursuant to Sections 4(b)(i) and (ii) above) following thirty (30) days' prior written notice to the Company.

                 (c)  Other Termination.

                          (i)  Employee's employment under the Agreement shall
terminate on the death of Employee. If Employee's employment under the Agreement is terminated pursuant to this Section 4(c)(i), the Company shall pay to Employee's estate the sum of (i) the Employee's month-

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -20-
--------------------------------------------------------------------------------


ly base salary at the base salary rate in effect at the date of death plus (2) one-twelfth (1/12) of the performance and any other bonuses paid or payable to Employee in respect of the year immediately preceding the date of death (such bonus to be valued, if applicable, in the manner described in Section 4(a)(ii)(A)). The amounts determined hereunder shall be payable on a monthly basis for a period of twelve (12) months following the date of death.

                          (ii)  Employee's employment under the Agreement will
terminate as of the date Employee is declared permanently and totally disabled and unable to perform the duties required under the Agreement. If Employee's employment under the Agreement is terminated pursuant to this Section 4(c)(ii), the Company will pay Employee compensation in accordance with Section 3(d).

                          (iii)  If Employee's employment under the Agreement
is terminated for Cause or voluntarily by Employee other than pursuant to
Section 4(b)(i) or Section 4(b)(ii), the Company shall pay to Employee the base salary that Employee would have been entitled to receive under Section 3(a) through the date of termination.

                 (d) No Mitigation. If Employee's employment under the Agreement terminates for any reason, with or without Cause, Employee shall have no obligation to seek other employment in mitigation of damages; and, except as set forth in Section 4(e) below, no compensation received by Employee from other employment or other sources shall be considered as a mitigation of the amounts owing to Employee hereunder.

                 (e) Noncompetition. During the term of the Agreement and a period of six (6) months following termination of Employee pursuant to Section 4(a)(i) (the "Noncompetition Period"), and except as provided in Section 1(c) with regard to Permitted Activities, Employee shall not, directly or indirectly, without the prior written consent of the Company, which consent shall

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -21-
--------------------------------------------------------------------------------


not unreasonably be withheld, provide material consultative services with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner or otherwise with any business, individual, partner, firm, corporation, or other entity that (1) is in substantial competition with any business then actively being conducted by the Company or any subsidiary or affiliate of the Company or (2) manages physician groups as its principal business in California, Texas, Florida or any other geographic area in which the Company is then doing business.

                 (f) Confidential Information. During and after the term of the Agreement, Employee shall not directly or indirectly, divulge, furnish or make accessible to any party not authorized by the Company to receive it, any of the proprietary or confidential information or knowledge of the Company, including without limitation, any financial information, marketing plans, strategies, trade secrets, data, know-how, processes, techniques and other proprietary information of the Company or its subsidiaries (the "Confidential Information"), other than in the good faith performance of his duties hereunder and with the consent of the Company, which consent shall not unreasonably be withheld, in accordance with the Company's policies and regulations, as established from time to time, for the protection of the Company's Confidential Information. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to (a) information that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which the Company operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee (or any agent or other representative thereof) in violation of the terms hereof, and (b) office practices and procedures applicable to the Company's business. Employee shall not have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law, or determined in

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -22-
--------------------------------------------------------------------------------


good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, Employee shall provide the Company with reasonable notice of such requirement so that the Company may seek an appropriate protective order. Upon termination of employment or the expiration of the Agreement, all tangible evidence of such confidential or proprietary information in the possession of Employee shall be returned to the Company, and Employee shall not make or retain any copies or excerpts thereof, except that Employee may retain copies of all materials that may be of a personal nature to Employee.

                 (g) Antisolicitation. During the period of Employee's employment with the Company and for a period of two (2) years after termination of Employee's employment for any reason (the "Antisolicitation Period"), Employee shall not influence or attempt to influence customers of the Company or any of its present or future subsidiaries either directly or indirectly, to divert their business from the Company to any individual, partnership, firm, corporation, or other entity that is in substantial competition with any business then being actively conducted by the Company or any subsidiary or affiliate of the Company. Notwithstanding the foregoing, if Employee's employment is terminated under the Agreement by the Company other than pursuant to Section 4(a)(i), or by Employee pursuant to Section 4(b)(i) or Section 4(b)(ii), the term Antisolicitation Period shall mean the period during which Employee is employed by the Company.

                 (h) Soliciting Employees. During the Antisolicitation Period, Employee shall not directly or indirectly solicit any of the Company employees to work for any business, individual, partnership, firm, corporation, or other entity in substantial competition with any business then being actively conducted by the Company or any subsidiary or affiliate of the Company.

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -23-
--------------------------------------------------------------------------------


                 (i) Disclosure to Company; Intellectual Property as Sole Property of the Company.

                          (i)  Employee shall promptly disclose and deliver to
the Company copies of any and all literary material, discoveries, improvements, trade secrets, techniques, processes, know-how, and any other intellectual property rights, whether or not subject to patent, trademark, copyright, or trade secret, and whether or not reduced to practice, which relate to or result from actual or anticipated business, work, research or investigations of the Company or any subsidiary or affiliate, either alone or jointly with others, and which have been reduced to writing (the work hereinafter collectively referred to as the "Intellectual Property").

                          (ii)  Employee acknowledges and agrees that all
Intellectual Property shall be the sole property of the Company or other entity designated by it, and Employee hereby assigns to the Company his entire right and interest in and to all the Intellectual Property. The Company or any other entity designated by it shall be the sole owner of all domestic and foreign rights pertaining to the Intellectual Property.

                          (iii)  Notwithstanding any provision in the Agreement
to the contrary, this Section 4(i) shall not apply to an invention which was developed entirely on the Employee's own time without using the Company's equipment, supplies, facilities or trade secret information.

                 (j) Injunction. Employee agrees that it would be difficult to measure damage to the Company from any breach by Employee of the promises set forth in subsections (e) through (i) of this Section 4, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for such breach. Accordingly, Employee agrees that if Employee shall breach any provision of the subsections
(e) through (i) of this Section 4, or any of

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -24-
--------------------------------------------------------------------------------


them, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach by Employee without showing or proving any actual damage sustained by the Company.

         5.      INDEMNIFICATION.

                 To the fullest extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall promptly indemnify the Employee for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Employee in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Employee of services for (or acting as a fiduciary of any employee benefit plans, programs or arrangements of) the Company or any of its subsidiaries or affiliates, including as a director, officer or employee of the Company or any such subsidiary or affiliate. The Company also agrees to maintain a directors' and officers' liability insurance policy covering the Employee to the extent the Company provides such coverage for its other executive officers. Notwithstanding any other provision of the Agreement, the provisions of this Section 5 shall survive any termination or expiration of the Agreement.

         6.      MISCELLANEOUS PROVISION.

                 (a) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if personally delivered, sent by prepaid telegram, or by first class mail, postage prepaid, registered or certified, as follows:

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -25-
--------------------------------------------------------------------------------


         If to Employee:                   Dr. Sol Lizerbram
                                           P.O. Box 8101
                                           17169 Circa Del Sur
                                           Rancho Santa Fe, California  92067

         If to Company:                    FPA Medical Management, Inc.
                                           3636 Nobel Drive, Suite 200
                                           San Diego, California  92122
                                           Attn:  Chief Executive Officer

         With a copy to:                   FPA Medical Management, Inc.
                                           3636 Nobel Drive, Suite 200
                                           San Diego, California  92122
                                                   Attn:  General Counsel

                 Either party may change the address to which such communications are to be delivered by giving written notice to the other party. Any notice personally given shall be deemed received upon delivery to the address designated, any notice by mail as provided in this Section shall be deemed given on the third business day following such mailing, and any notice given by telegram as provided herein shall be deemed delivered on the business day following the delivery of such notice to the telegraph company for transmission.

                 (b) Entire Agreement. The Agreement contains the entire understanding of the parties, supersedes all prior oral and written understandings (including the Employment Agreement made as of January 1, 1994, by and between Employee and the Company except for any provisions therein relating to the grant of options) and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

                 (c) Assignment. The Agreement will not be assignable by Employee or the Company without the prior written consent of the other. Subject to the preceding sentence, the Agreement shall inure to the benefit of and

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -26-
--------------------------------------------------------------------------------


be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

                 (d) Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (e) Waiver. Neither the Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of the Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of both parties hereto. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall be construed to be a waiver of any such right, power or remedy, nor constitute any course of dealing or performance hereunder.

                 (f) Legal Fees. The Company shall promptly pay or reimburse the Employee for reasonable legal fees incurred by the Employee in disputing in good faith any issue hereunder relating to the Employee's employment or the termination thereof or in seeking in good faith to obtain or enforce any benefit or right provided by the Agreement. Such payments shall be made within five (5) business days after delivery of the Employee's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                 (g) Construction. The captions assigned to the provisions of the Agreement are for convenience only and shall be disregarded in construing the Agreement. Unless the context otherwise requires, the pronouns of any gender shall include the other gender, either the singular or plural shall include the other, and the word "or" is not exclusive. All of the parties hereto have participated in the drafting, preparation and review of

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -27-
--------------------------------------------------------------------------------


the Agreement, and in any construction to be made of the Agreement, it shall not be construed as against any party.

                 (h) Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

                 (i) Severability. Any provision of the Agreement that is deemed invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of the Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                 (j) Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. Except as otherwise expressly provided in the Agreement, the deductibility or other tax consequence of any payment hereunder to the Company shall not be taken into account in determining whether and to what extent payment is to be made to Employee hereunder.

                 (k) Arbitration. All differences, claims or matters in dispute arising out of the Agreement, the breach hereof or otherwise arising between the Company and the Employee shall, at the election of either party, by notice to the other, be submitted to arbitration by the American Arbitration Association or its successor, in San Diego, California. Such arbitration shall be governed by the then existing rules of the American Arbitra-

                                                    FPA Medical Management, Inc.
                                                            Employment Agreement
                                                                       Page -28-
--------------------------------------------------------------------------------


tion Association, except that if the dispute relates to the application of
Section 4(a)(i) or Section 4(b)(i) hereof, the evidentiary standards set forth therein shall apply. Any arbitration conducted pursuant to the provisions of the Agreement shall be conducted by a recognized independent and impartial arbitrator mutually agreed to by the parties or, if they cannot agree within thirty (30) days after the initial demand for arbitration, by three arbitrators, one chosen by the Company, one chosen by the Employee and the third selected by the two so chosen. If the arbitrators selected by the parties fail to agree on the third arbitrator within thirty (30) days of the appointment of the second arbitrator, the third arbitrator shall be selected by the American Arbitration Association in accordance with its then existing rules. All fees and expenses relating to the arbitration shall be paid by the Company. The judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have executed the Agreement, effective as of the date first above written.



                                       FPA MEDICAL MANAGEMENT, INC.


                                       By:  /S/ Seth Flam
                                       Its: President


                                       By: /S/ Sheldon Derezin
                                          Chairman, Compensation
                                          Committee


                                       EMPLOYEE


                                       /s/ Sol Lizerbram